Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Live Ventures Incorporated (the Company) acquired Vintage Stock, Inc. (“Vintage Stock”) for total cash consideration of approximately $57.7 million on November 3, 2016. The Company financed the acquisition by issuing debt and by providing $8 million in cash.

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and Vintage Stock’s historical consolidated financial statements as adjusted to give effect to the Company’s acquisition of Vintage Stock and the related financing transactions. The unaudited pro forma condensed combined statements of operations for the twelve months ended September 30, 2016 and the twelve months ended September 30, 2015 give effect to these transactions as if they had occurred on October 1, 2014. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 gives effect to these transactions as if they had occurred on September 30, 2016.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K, and Vintage Stock’s historical information included herein.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2016

	Live Ventures Incorporated Historical	Vintage Stock, Inc. (Acquiree) Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets

Cash and cash equivalents	$770,895	$526,850	$(184,052)	(a)	$1,113,693
Trade and other receivables, net	8,334,801	510,916	(397,416)	(a)	8,448,301
Inventories, net	11,053,085	17,170,741	2,989,351	(a)	31,213,177
Prepaid expenses and other current assets	5,059,981	818,855	41,598	(a)	5,920,434
Total current assets	25,218,762	19,027,362	2,449,481		46,695,605

Property, plant and equipment, net	14,014,501	3,362,993	122,331	(a)	17,499,825
Deposits and other assets	19,765	–			19,765
Deferred taxes	12,524,582	–			12,524,582
Intangible assets, net	1,689,790	424,167	(424,167)	(a)	1,689,790
Goodwill	–	2,371,042	36,695,019	(a)	39,066,061
Total assets	$53,467,400	$25,185,564	$38,842,664		$117,495,628

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable	$5,402,654	$1,012,262	$1,930,638	(a)	$8,345,554
Accrued liabilities	6,396,772	1,887,545	101,401	(a)	8,385,718
Income tax payable	–	–			–
Current portion of long term debt	1,789,290	3,279,607	324,467	(a) (b)	5,393,364
Total current liabilities	13,588,716	6,179,414	2,356,506		22,124,636
Notes payable, net of current portion	13,682,872	2,231,398	53,260,910	(a) (b)	69,175,180
Note payable, related party	2,000,000	–	–		2,000,000
Total liabilities	29,271,588	8,410,812	55,617,416		93,299,816
Total shareholder's equity	24,195,812	16,774,752	(16,774,752)	(a)	24,195,812
Total liabilities and shareholder's equity	$53,467,400	$25,185,564	$38,842,664		$117,495,628

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

1

Unaudited Pro Forma Condensed Combined Statements of Operations
Twelve Months Ended September 30, 2016

	Live Ventures Incorporated Historical	Vintage Stock, Inc. (Acquiree) Historical	Pro Forma Adjustments		Notes	Pro Forma Combined
Revenues	$78,954,247	$65,493,122	$			$144,447,369
Cost of revenues	58,979,377	28,010,588				86,989,965
Gross profit	19,974,870	37,482,534				57,457,404

Operating expenses:
General and administrative expenses	8,543,877	24,594,407		(195,000)	(d)	32,943,284
Sales and marketing expenses	9,112,744	1,018,382				10,131,126
Total operating expenses	17,656,621	25,612,789		(195,000)		43,074,410
Operating income	2,318,249	11,869,745		195,000		14,382,994
Interest expense, net	(4,020,547)	(81,227)		(6,528,057)	(c)	(10,629,831)
Other income	7,163,128	147,725				7,310,853
Income before provision for income taxes	5,460,830	11,936,243		(6,333,057)		11,064,016
Provision for income taxes	(12,493,221)	76,525		2,241,274	(e)	(10,175,422)
Net income	17,954,051	11,859,718		(8,574,331)		21,239,438
Net income attributed to noncontrolling interest	124,194	–				124,194
Net income attributed to Live Ventures, Incorporated	$17,829,857	$11,859,718		$(8,574,331)		$21,115,244

Earnings per share:
Basic	$6.33					$7.50
Diluted	$5.40					$6.39

Weighted average common shares outstanding:
Basic	2,815,072					2,815,072
Diluted	3,303,698					3,303,698

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statements of Operations
Twelve Months Ended September 30, 2015

	Live Ventures Incorporated Historical	Vintage Stock, Inc. (Acquiree) Historical	Pro Forma Adjustments		Notes	Pro Forma Combined
Revenues	$33,369,866	$60,620,768	$			$93,990,634
Cost of revenues	22,115,472	25,201,597				47,317,069
Gross profit	11,254,394	35,419,171				46,673,565
Operating expenses:
General and administrative expenses	10,992,356	22,138,761		(107,500)	(d)	33,023,617
Sales and marketing expenses	6,684,833	995,747				7,680,580
Impairment of intangible assets	3,713,472	–				3,713,472
Total operating expenses	21,390,661	23,134,508		(107,500)		44,417,669
Operating income (loss)	(10,136,267)	12,284,663		107,500		2,255,896
Interest expense, net	(4,485,661)	(30,788)		(6,528,057)	(c)	(11,044,506)
Other income	285,643	255,431				541,074
Income (loss) before provision for income taxes	(14,336,285)	12,509,306		(6,420,557)		(8,247,536)
Provision for income taxes	376,000	66,793		2,435,500	(e)	2,878,293
Net income (loss)	(14,712,285)	12,442,513		(3,985,057)		(11,125,829)
Net income (loss) attributed to noncontrolling interest	(46,156)	–				(46,156)
Net income (loss) attributed to Live Ventures, Incorporated	$(14,666,129)	$12,442,513		$(3,985,057)		$(11,079,673)
Earnings (loss) per share:
Basic	$(5.58)					$(4.22)
Diluted	$(5.58)					$(4.22)
Weighted average common shares outstanding:
Basic	2,627,636					2,627,636
Diluted	2,627,636					2,627,636

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

2

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Basis of Presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Vintage Stock’s assets acquired and liabilities assumed and conformed the accounting policies of Vintage Stock to its own accounting policies.

The pro forma combined condensed financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and result of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Vintage Stock as a result of restructuring activities and other cost savings initiatives that may follow the completion of the business combination.

Note 2 – Financing Transactions

The purchase price for the capital stock of Vintage Stock was $57,653,698. The purchase price and related transaction expenses including debt issuance costs of $1,710,610 were paid through a combination of (a) debt financing that was provided by (i) the Revolving Loan Lender under the Revolving Loan Agreement in the amount of $11,492,658 and (ii) the Term Loan Lenders under the Term Loan Agreement in the aggregate amount of $29,871,650, (b) the Subordinated Acquisition Note in the amount of $10 million, and (c) capital provided by Live Ventures in the amount of $8 million. In connection with operations of Vintage Stock after the closing of the purchase transaction, Vintage Stock may borrow up to $20 million under the Revolving Loan Agreement (based on availability and eligibility under the Revolving Loan Agreement).

The term loans under the Term Loan Agreement bear interest at the LIBO rate (as described below) or base rate, plus an applicable margin in each case. In their loan notice to the Term Loan Administrative Agent, the Term Loan Borrowers selected the LIBO rate for the initial term loans made under the Term Loan Agreement on the Closing Date.

The interest rate for LIBO rate loans under the Term Loan Agreement is equal to the sum of (a) the greater of (i) a rate per annum equal to (A) the offered rate for deposits in United States Dollars for the applicable interest period and for the amount of the applicable loan that is a LIBOR loan that appears on Bloomberg ICE LIBOR Screen (or any successor thereto) that displays an average ICE Benchmark Administration Limited Interest Settlement Rate for deposits in United States Dollars (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 a.m. (London time) two business days prior to the first day of such interest period, divided by (B) the sum of one minus the daily average during such interest period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the FRB for “Eurocurrency Liabilities” (as defined therein), and (ii) 0.50% per annum, plus (b) the sum of (i) 12.50% per annum in cash pay plus (ii) 3.00% per annum payable in kind by compounding such interest to the principal amount of the obligations under the Term Loan Agreement on each interest payment date.

The interest rate for base rate loans under the Term Loan Agreement is equal to the sum of (a) the highest of (with a minimum of 1.50%) (i) the federal funds rate plus 0.50%, (ii) the prime rate, and (iii) the LIBO rate plus 1.00%, plus (b) the sum of (i) 11.50% per annum payable in cash plus (ii) 3.00% per annum payable in kind by compounding such interest to the principal amount of the obligations under the Term Loan Agreement on each interest payment date.

The payment obligations under the Term Loan Agreement include (i) monthly payments of interest and (ii) principal installment payments in an amount equal to $725,000 due on March 31, June 30, September 30, and December 31 of each year, with the first such payment due on December 31, 2016. The outstanding principal amounts of the term loans and all accrued interest thereon under the Term Loan Agreement are due and payable in November 2021.

3

The Term Loan Borrowers may prepay the term loans under the Term Loan Agreement from time to time, subject to the payment (with certain exceptions described below) of a prepayment premium of: (i) an amount equal to 2.0% of the principal amount of the term loan prepaid if prepaid during the period of time from and after the Closing Date up to the first anniversary of the Closing Date; (ii) 1.0% of the principal amount of the term loan prepaid if prepaid during the period of time from and after the first anniversary of the Closing Date up to the second anniversary of the Closing Date; and (iii) zero if prepaid from and after the second anniversary of the Closing Date.

The Term Loan Borrowers may make the following prepayments of the term loans under Term Loan Agreement without being required to pay any prepayment premium:

(i)	an amount not to exceed $3 million of the term loans;
(ii)	in addition to any amount prepaid in respect of item (i), an additional amount not to exceed $1.45 million, but only if that additional amount is paid prior to the first anniversary of the Closing Date; and
(iii)	in addition to any amount prepaid in respect of item (i), an additional amount not to exceed the difference between $2.9 million and any amount prepaid in respect of item (ii), but only if that additional amount is paid from and after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date.

There are also various mandatory prepayment triggers under the Term Loan Agreement, including in respect of excess cash flow, dispositions, equity and debt issuances, extraordinary receipts, equity contributions, change in control, and failure to obtain required landlord consents.

The revolving loans under the Revolving Loan Agreement bear interest at a varying rate of interest, which is the LIBOR rate plus 2.75%. The LIBOR rate under the Revolving Loan Agreement is equal to the one-month LIBOR rate for deposits in United States Dollars that appears on Thomson Reuters British Bankers Association LIBOR Rates Page (or the successor thereto) as of 11:00 a.m., London, England time, on the applicable determination date.

The payment obligations under the Revolving Loan Agreement include monthly payments of interest and all outstanding principal and accrued interest thereon due in November 2020, which is when the revolving loan availability under the Revolving Loan Agreement terminates.

The Revolving Loan Agreement contains certain mandatory prepayment triggers that are customarily required for similar financings.

Each of the Term Loan Agreement and the Revolving Loan Agreement contains certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants, and certain conditions that are customarily required for similar financings.

The Subordinated acquisition note bears interest at 8%, with interest payable monthly in arrears; and is subject to a subordination agreement. The subordinated acquisition note matures five years and six months from November 3, 2016.

Note 3 – Preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the fair value of Vintage Stock’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Cash and cash equivalents	$342,798
Trade and other receivables	113,500
Inventory	20,160,092
Prepaid expenses and other current assets	860,453
Property and equipment	3,485,324
Goodwill	39,066,061
Notes payable	(542,074)
Accounts payable	(3,843,510)
Accrued expenses	(1,988,946)
Purchase price	$57,653,698

4

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property and equipment, (2) changes in fair value of inventory, (2) changes in fair value of prepaid expenses and other current assets, (3) changes in allocations to intangible assets such as trade names, customer relationships as well as goodwill, (4) changes in fair value of accrued expenses, and (5) other changes to assets and liabilities.

Note 4 – Pro Forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	To allocate purchase price based on the terms of the transaction to include:

Record borrowings from Revolver loan $11,492,658

Record borrowings from the Term loan lenders $29,871,650

Record borrowing from the Sellers’ of Vintage Stock, Inc. $10,000,000

Record cash paid by Live Ventures $8,000,000

Remove equity accounts of Vintage Stock, Inc. $16,774,752

Eliminate existing goodwill $2,371,042

Eliminate existing intangibles $424,167

Record the repayment of existing Vintage Stock, Inc. debt not assumed in acquisition $4,536,611

Record the repayment of existing Vintage Stock, Inc. credit card debt not assumed in acquisition $205,295

Record debt issuance cost $810,000

Record transaction fees paid upon acquisition $900,610

Eliminate current provision for long term debt $3,279,607

Adjust Assets and Liabilities to reflect preliminary purchase price allocation:

Cash and Cash Equivalents	$(184,052)
Receivables, net	(397,416)
Inventory, net	2,989,351
Prepaid expenses and other current assets	41,598
Notes payable	(432,320)
Accounts payable	3,306,543
Accrued expenses	101,401

(b)	Record addition to current portion of long term debt as a result of the purchase of Vintage Stock, Inc. by Live Ventures $3,604,074
(c)	Record additional annual interest expense due to new indebtedness related to the acquisition of Vintage Stock, Inc. $6,528,057
(d)	Eliminate amortization of goodwill of $195,000 and $107,500 for fiscal years ended September 30, 2016 and 2015, respectively.
(e)	Income tax provision @ 40% of Vintage Stock income less pro forma adjustments